Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ)
One Williams Center
Tulsa, OK 74172
800-600-3782
www.williamslp.com

DATE: Nov. 1, 2011

MEDIA CONTACT:	INVESTOR CONTACTS:
Jeff Pounds	Travis Campbell	Sharna Reingold	David Sullivan
(918) 573-3332	(918) 573-2944	(918) 573-2078	(918) 573-9360

Williams Partners Reports Third-Quarter 2011 Financial Results

•	Third-Quarter 2011 Net Income per L.P. Unit is $0.91, Up 44% Versus 3Q 2010

•	Distributable Cash Flow Attributable to Partnership Ops Up 53%

•	Higher NGL Margins, Fee-based Revenues Drive Strong Performance

•	Year-to-date Cash Distribution Coverage Remains Strong at 1.41x

•	Quarterly Distribution Up 9% Versus 3Q 2010, Partnership Continues to Expect 6-10% Annual Growth

Summary Financial Information	3Q		YTD
Amounts in millions, except per-unit amounts.	2011	2010	2011	2010
(Unaudited)
Net income	$342	$253	$987	$815

Net income per common L.P. unit	$0.91	$0.63	$2.63	$1.87

Distributable cash flow (DCF) (1)	$368	$272	$1,206	$1,040
Less: Pre-partnership DCF (2)	—	(32)	—	(211)

DCF attributable to partnership operations	$368	$240	$1,206	$829

Cash distribution coverage ratio (1)	1.25x	0.96x	1.41x	1.32x

(1)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(2)	For 2010, this amount represents DCF for January 2010 from the assets acquired in February 2010 and DCF for January-September 2010 from the assets acquired in November 2010, since these periods were prior to the receipt of cash flows from the acquired assets.

TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced unaudited third-quarter 2011 net income of $342 million, or $0.91 per common limited-partner unit, compared with third-quarter 2010 net income of $253 million, or $0.63 per common unit.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 1 of 10

Year-to-date through Sept. 30, Williams Partners reported net income of $987 million, or $2.63 per common unit, compared with net income of $815 million, or $1.87 per common unit for the same period in 2010.

The increases in net income for the third-quarter and year-to-date 2011 periods are primarily due to higher natural gas liquid margins (NGL) and fee-based revenues in the midstream business. There is a more detailed discussion of the midstream and gas pipeline results in the business segment performance section below.

The results throughout this release have been recast to reflect the fourth-quarter 2010 asset acquisition from Williams. In the recasting of the partnership’s net income, all of the acquired assets’ net income occurring prior to the closing date was allocated to Williams, which resulted in a lower allocation of net income to limited partners for 2010.

Strong Business Performance, 2010 Acquisitions Drive Higher Distributable Cash Flow in 2011

For third-quarter 2011, Williams Partners’ distributable cash flow attributable to partnership operations was $368 million, compared with $240 million for third-quarter 2010. The 53-percent increase in DCF attributable to partnership operations in the third quarter was due to the previously noted improved results in the midstream business, as well as the growth of the partnership via asset acquisitions in the second half of 2010.

Williams Partners’ DCF attributable to partnership operations in the nine months of 2011 was $1,206 million, compared with $829 million for the same period in 2010.

The 45-percent increase in DCF attributable to partnership operations in the year-to-date period is primarily due to the growth of the partnership via the first-quarter 2010 asset acquisitions, as well as improved results in the midstream business.

CEO Perspective

Alan Armstrong, chief executive officer of Williams Partners’ general partner, made the following comments:

“Williams Partners continues to perform very well, generating significant earnings and cash flow. Our third-quarter adjusted segment profit was up 36 percent, while our distributable cash flow attributable to partnership operations was up 53 percent.

“Our cash distribution coverage ratio also remains very strong, allowing us to immediately reinvest in our various growth projects – reducing the need to raise additional equity capital or debt. At the same time, we also continue to be an industry leader in distribution growth, which we expect to continue to grow at 6-10 percent annually.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 2 of 10

“We’ve had a number of key growth projects come online recently and we continue to expand our opportunities and seize growth in both of our businesses. We have significant midstream growth projects underway in all of our key regions and Transco continues to expand to meet power generation demand in the Southeast.”

Guidance for 2011-12 Updated

Williams Partners is updating its commodity price assumptions and guidance for 2011-13 adjusted segment profit and capital expenditures.

The adjusted segment profit ranges for 2011-13 are being updated with no change to the midpoint to reflect somewhat lower expected crude oil and natural gas prices.

Capital expenditure guidance for 2011 is being reduced to reflect timing changes in capital spending. The capital expenditure guidance for 2012-13 is being increased to reflect the inclusion of the proposed Keathley Canyon project in the deepwater Gulf of Mexico, as well as other timing changes on capital spending.

Williams Partners’ updated assumptions for certain energy commodity prices for 2011-13 and the corresponding guidance for the partnership’s earnings and capital expenditures are displayed in the following table.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 3 of 10

Commodity Price Assumptions and Average NGL Margins		2011			2012			2013
As of Nov. 1, 2011
	Low	Mid	High	Low	Mid	High	Low	Mid	High
Natural Gas ($/MMBtu):
NYMEX	$3.95	$4.08	$4.20	$3.50	$4.25	$5.00	$4.00	$4.75	$5.50
Rockies	$3.70	$3.83	$3.95	$3.25	$3.98	$4.70	$3.75	$4.45	$5.15
San Juan	$3.75	$3.85	$3.95	$3.30	$4.00	$4.70	$3.75	$4.45	$5.15
Oil / NGL:
Crude Oil-WTI ($ per barrel)	$89.50	$92.00	$94.50	$70.00	$82.50	$95.00	$70.00	$85.00	$100.00
Crude to Gas Ratio	22.5x	22.6x	22.7x	19.0x	19.5x	20.0x	17.5x	17.8x	18.2x
NGL to Crude Oil Relationship (1)	55%	55%	55%	58%	58%	57%	58%	58%	56%
Average NGL Margins ($ per gallon)	$0.78	$0.80	$0.81	$0.63	$0.74	$0.86	$0.59	$0.72	$0.85
Composite Frac Spread ($ per gallon) (2)	$0.86	$0.88	$0.89	$0.69	$0.79	$0.89	$0.65	$0.78	$0.89

Williams Partners Guidance
Amounts are in millions except coverage ratio.
	Low	Mid	High	Low	Mid	High	Low	Mid	High
DCF attributable to partnership ops. (3)	$1,520	$1,590	$1,660	$1,375	$1,575	$1,775	$1,550	$1,800	$2,050
Total Cash Distribution (4)	$1,152	$1,161	$1,169	$1,284	$1,340	$1,396	$1,423	$1,534	$1,645
Cash Distribution Coverage Ratio (3)	1.32x	1.37x	1.42x	1.07x	1.18x	1.27x	1.09x	1.17x	1.25x
Adjusted Segment Profit (3):
Gas Pipeline	$670	$690	$710	$680	$700	$720	$700	$725	$750
Midstream	1,150	1,200	1,250	1,050	1,250	1,450	1,100	1,325	1,550
Total Adjusted Segment Profit	$1,820	$1,890	$1,960	$1,730	$1,950	$2,170	$1,800	$2,050	$2,300
Adjusted Segment Profit + DD&A:
Gas Pipeline	$1,020	$1,050	$1,080	$1,040	$1,070	$1,100	$1,070	$1,105	$1,140
Midstream	1,420	1,475	1,530	1,325	1,535	1,745	1,390	1,625	1,860
Total Adjusted Segment Profit + DD&A	$2,440	$2,525	$2,610	$2,365	$2,605	$2,845	$2,460	$2,730	$3,000
Capital Expenditures:
Maintenance	$395	$418	$440	$445	$480	$515	$350	$385	$420
Growth	1,020	1,160	1,300	1,460	1,575	1,690	1,100	1,265	1,430
Total Capital Expenditures	$1,415	$1,578	$1,740	$1,905	$2,055	$2,205	$1,450	$1,650	$1,850

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.
(2)	Composite frac spread is based on Henry Hub natural gas and Mont Belvieu NGLs.
(3)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release.
(4)	The cash distributions in guidance reflects an approximate 6% (low), 8% (midpoint), and 10% (high) increase in quarterly limited partner cash distributions annually through 2012.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 4 of 10

Business Segment Performance

Williams Partners’ operations are reported through two business segments, Gas Pipeline and Midstream Gas & Liquids.

Consolidated Segment Profit	3Q		YTD
Amounts in millions	2011	2010	2011	2010
Gas Pipeline	$170	$161	$497	$478
Midstream Gas & Liquids	301	210	882	678

Total Segment Profit	$471	$371	$1,379	$1,156
Adjustments	6	(19)	9	(40)

Adjusted Segment Profit*	$477	$352	$1,388	$1,116

*	A schedule reconciling segment profit to adjusted segment profit is attached to this press release.

Gas Pipeline

Williams Partners owns interests in three major interstate natural gas pipeline systems – Transco, Northwest Pipeline and Gulfstream. Transco and Northwest Pipeline have a combined total annual throughput of approximately 2,800 trillion British Thermal Units of natural gas, which is approximately 14 percent of the natural gas consumed in the United States. Combined peak-day delivery capacity is approximately 14 billion cubic feet per day (Bcf/d).

Gas Pipeline reported segment profit of $170 million for third-quarter 2011, compared with $161 million for third-quarter 2010. For the first nine months of 2011, Gas Pipeline reported segment profit of $497 million, compared with $478 million for the nine months of 2010.

Higher transportation revenues associated with expansion projects placed into service in 2010 and 2011, along with higher equity earnings associated with the Gulfstream acquisition drove the improved results in the third-quarter and year-to-date periods.

In late September, Williams Partners placed its third expansion project during 2011 into service – the Pascagoula Expansion. The new pipeline, jointly owned with Florida Gas Transmission, connects the existing Mobile Bay Lateral to the outlet pipeline of an LNG import terminal in Mississippi. The partnership’s share of the expansion’s capacity is 467 Mdt/d.

The Pascagoula Expansion follows two other key expansions on the Transco system that were placed into service earlier in 2011. Mobile Bay South II and 85 North phase II were placed into service during 2011 adding a combined 599 Mdt/d of firm transportation capacity to serve markets in the southeastern United States.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 5 of 10

Two more Transco expansions are expected to be placed into service next year – the Mid-Atlantic Connector and Mid-South Phase I projects.

The partnership is also working on expansions on Northwest Pipeline that are expected to be placed into service next year: the North and South Seattle Lateral Delivery Expansions. Williams Partners has executed agreements with Puget Sound Energy to expand the North and South Seattle laterals and provide additional lateral capacity of approximately 84 Mdt/d and 68 Mdt/d, respectively.

Midstream Gas & Liquids

Midstream provides natural gas gathering, treating, and processing; deepwater production handling and oil transportation; and NGL fractionation, storage and transportation services.

The business reported segment profit of $301 million for third-quarter 2011, compared with segment profit of $210 million for third-quarter 2010. Year-to-date through Sept. 30, Midstream reported segment profit of $882 million, compared with $678 million for the same period in 2010.

Higher NGL margins and fee-based revenues drove the improvement in both the third-quarter and year-to-date periods. Higher maintenance expenses partially offset the higher NGL margins and fee-based revenues in both periods.

Higher NGL prices were the driver of the increased NGL margins in both periods.

The improvement in fee-based revenues in both periods was driven by new gathering business in the Marcellus Shale, a rate increase in the Piceance Basin associated with the assets acquired from Williams in November 2010, and new business from the Perdido Norte gas and oil pipelines in the Gulf of Mexico.

NGL Margin Trend	2010				2011
	1Q	2Q	3Q	4Q	1Q	2Q	3Q
NGL margins (millions)	$193	$166	$136	$200	$207	$253	$234
NGL equity volumes (gallons in millions)	332	302	271	317	289	308	274
Per-unit NGL margins ($/gallon)	$0.58	$0.55	$0.50	$0.63	$0.71	$0.83	$0.85

NGL equity volumes were lower in third-quarter 2011 compared with second-quarter 2011 due to unplanned maintenance at our Opal plant along with the impact of a third-party fractionator being shut-down for approximately 10 days for an expansion project.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 6 of 10

As a result of the fractionator shut-down, NGL takeaway capacity on the Overland Pass Pipeline from Williams Partners’ western plants was reduced. The western plants curtailed ethane production and rescheduled planned maintenance to occur while the takeaway capacity on Overland Pass was reduced.

The midstream business will continue work on several ongoing expansion projects in 2011 and beyond in all of its major locations.

Williams Partners has completed construction on a pipeline segment and related modifications necessary to reverse the flow of a Transco system pipeline in south Texas to deliver gas to the partnership’s Markham gas processing facility. In addition, a third-party pipeline that is delivering gas from the Eagle Ford shale was tied to the Markham plant.

In the Gulf region, Williams Partners has signed multiple agreements with Hess Corporation and Chevron to provide production handling, export pipeline, oil and gas gathering and gas processing services in the Tubular Bells field development located in the eastern deepwater Gulf of Mexico. Hess and Chevron, owners of the Tubular Bells leases, will utilize Williams Partners’ proprietary floating production system, Gulfstar FPS™.

Williams Partners expects Gulfstar FPS to be capable of serving as a central host facility for other deepwater prospects in the area. Gulfstar FPS will have a capacity of 60,000 barrels of oil per day, up to 200 MMcf/d of natural gas and the capability to provide seawater injection services. It is expected to be in service in 2014.

Definitions of Non-GAAP Financial Measures

This press release includes certain financial measures – Distributable Cash Flow, Cash Distribution Coverage Ratio, and Adjusted Segment Profit – that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain other items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 7 of 10

For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (Cash Distribution Coverage Ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Quarterly Materials to be Posted Shortly, Q&A Webcast Scheduled for Tomorrow

Williams Partners’ third-quarter financial results package should be posted shortly at www.williamslp.com. The package will include the data book and analyst package, and the investor presentation with a recorded commentary from Alan Armstrong, CEO of Williams Partners’ general partner.

The partnership will host the third-quarter Q&A live webcast on Wednesday, Nov. 2 at 12 p.m. EDT. Participants are encouraged to access the webcast at www.williamslp.com. A limited number of phone lines also will be available at (800) 723-6575. International callers should dial (785) 8301997.

Replays of the third-quarter webcast in both streaming and downloadable podcast formats will be available for two weeks following the event at www.williamslp.com.

Form 10-Q

The partnership plans to file its third-quarter 2011 Form 10-Q with the Securities and Exchange Commission (SEC) this week. The document will be available on both the SEC and Williams Partners web sites.

About Williams Partners L.P. (NYSE: WPZ)

Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 14 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 75 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp-BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp-BzID=630&to=ea&s=0 to join our email list.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 8 of 10

# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;
•	Expansion and growth of our business and operations;
•	Financial condition and liquidity;
•	Business strategy;
•	Cash flow from operations or results of operations;
•	The levels of cash distributions to unitholders;
•	Seasonality of certain business segments; and
•	Natural gas and natural gas liquids prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•

Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay cash distributions following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;
•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);
•	The strength and financial resources of our competitors;
•	Development of alternative energy sources;
•	The impact of operational and development hazards;
•

Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities, litigation and rate proceedings;

•	Our allocated costs for defined benefit pension plans and other postretirement benefit plans sponsored by our affiliates;
•	Changes in maintenance and construction costs;
•	Changes in the current geopolitical situation;
•	Our exposure to the credit risks of our customers;
•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;
•	Risks associated with future weather conditions;
•	Acts of terrorism; and
•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 9 of 10

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 24, 2011, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Williams Partners L.P. (NYSE: WPZ)	Third-Quarter 2011 Financial Results – Nov. 1, 2011	Page 10 of 10

Financial Highlights and Operating Statistics

(UNAUDITED)

Final

September 30, 2011

Reconciliation of Non-GAAP Measures

(UNAUDITED)

This press release includes certain financial measures, Adjusted Segment Profit and Distributable Cash Flow that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.

For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation and amortization and cash distributions from our equity investments less our earnings from equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under omnibus agreements with Williams and certain non-cash adjustments. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.

For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.

This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2010					2011
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$322	$240	$253	$286	$1,101	$307	$338	$342	$987
Depreciation and amortization	140	140	140	148	568	150	154	155	459

Non-cash amortization of debt issuance costs included in interest expense	4	5	5	5	19	5	5	3	13
Equity earnings from investments	(26)	(27)	(24)	(32)	(109)	(25)	(36)	(40)	(101)
Distributions to noncontrolling interests	(6)	(6)	(6)	—	(18)	—	—	—	—
Involuntary conversion gain resulting from Ignacio fire	—	(4)	—	—	(4)	—	—	—	—
Involuntary conversion gain resulting from Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—	—
Impairment of certain gathering assets	—	—	—	9	9	—	—	—	—
Reimbursements (payments) from/(to) Williams under omnibus agreement	—	(1)	1	3	3	8	2	6	16
Maintenance capital expenditures	(32)	(46)	(119)	(104)	(301)	(34)	(106)	(148)	(288)

Distributable Cash Flow excluding equity investments	402	294	243	315	1,254	411	357	318	1,086
Plus: Equity investments cash distributions to Williams Partners L.P.	29	43	29	32	133	30	40	50	120

Distributable Cash Flow	431	337	272	347	1,387	441	397	368	1,206
Less: Pre-partnership Distributable Cash Flow	158	21	32	12	223	—	—	—	—

Distributable Cash Flow attributable to partnership operations	$273	$316	$240	$335	$1,164	$441	$397	$368	$1,206

Total cash distributed:	$155	$221	$250	$268	$894	$276	$286	$294	$856

Coverage ratios:
Distributable Cash Flow attributable to partnership operations divided by Total cash distributed	1.76	1.43	0.96	1.25	1.30	1.60	1.39	1.25	1.41

Net income divided by Total cash distributed	2.08	1.09	1.01	1.07	1.23	1.11	1.18	1.16	1.15

Reconciliation of GAAP “Segment Profit” to Non-GAAP “Adjusted Segment Profit”

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Gas Pipeline	$169	$148	$161	$159	$637	$175	$152	$170	$497
Midstream Gas & Liquids	255	213	210	259	937	262	319	301	882

Segment Profit	$424	$361	$371	$418	$1,574	$437	$471	$471	$1,379

Adjustments:
Gas Pipeline
Unclaimed property assessment accrual adjustment	—	(2)	—	—	(2)	—	—	—	—
Loss related to Eminence storage facility leak	—	—	—	5	5	4	3	6	13
Gain on sale of base gas from Hester storage field	(5)	(3)	—	—	(8)	(4)	—	—	(4)

Total Gas Pipeline adjustments	(5)	(5)	—	5	(5)	—	3	6	9

Midstream Gas & Liquids
Involuntary conversion gain related to Ignacio	—	(4)	—	—	(4)	—	—	—	—
Involuntary conversion gain related to Hurricane Ike	—	(7)	(7)	—	(14)	—	—	—	—
Gain on sale of certain assets	—	—	(12)	—	(12)	—	—	—	—
Impairment of certain gathering assets	—	—	—	9	9	—	—	—	—
Settlement gain related to Green Canyon development	—	—	—	(6)	(6)	—	—	—	—

Total Midstream Gas & Liquids adjustments	—	(11)	(19)	3	(27)	—	—	—	—

Total adjustments included in segment profit	(5)	(16)	(19)	8	(32)	—	3	6	9

Adjusted segment profit	$419	$345	$352	$426	$1,542	$437	$474	$477	$1,388

Williams Partners L.P.

(UNAUDITED)

	Full Year Forecasted 2011			Full Year Forecasted 2012			Full Year Forecasted 2013
(Dollars in millions, except coverage ratios)	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”
Net income	$1,275	$1,350	$1,425	$1,150	$1,365	$1,580	$1,200	$1,463	$1,725
Depreciation and amortization	620	635	650	635	655	675	660	680	700
Other	20	23	25	35	35	35	40	43	45
Maintenance capital expenditures	(395)	(418)	(440)	(445)	(480)	(515)	(350)	(385)	(420)

Distributable cash flow attributable to partnership operations	$1,520	$1,590	$1,660	$1,375	$1,575	$1,775	$1,550	$1,800	$2,050

Total cash to be distributed *	$1,152	$1,161	$1,169	$1,284	$1,340	$1,396	$1,423	$1,534	$1,645

Coverage ratios:
Distributable cash flow attributable to partnership operations divided by Total cash to be distributed *	1.32	1.37	1.42	1.07	1.18	1.27	1.09	1.17	1.25

Net income divided by Total cash to be distributed *	1.11	1.16	1.22	0.90	1.02	1.13	0.84	0.95	1.05

* Distributions reflect growth rates of 6-10%.

Reconciliation of Non-GAAP “Adjusted Segment Profit” to GAAP “Segment Profit”
Segment Profit:
Midstream	$1,150	$1,200	$1,250	$1,050	$1,250	$1,450	$1,100	$1,325	$1,550
Gas Pipeline	661	681	701	680	700	720	700	725	750

Total Segment Profit	1,811	1,881	1,951	1,730	1,950	2,170	1,800	2,050	2,300
Adjustments:
Gas Pipeline - Gain on sale of base gas from Hester storage field	(4)	(4)	(4)	—	—	—	—	—	—
Gas Pipeline - Loss related to Eminence storage facility leak	13	13	13	—	—	—	—	—	—

Adjusted segment profit	$1,820	$1,890	$1,960	$1,730	$1,950	$2,170	$1,800	$2,050	$2,300

Consolidated Statement of Income

(UNAUDITED)

	2010					2011
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Gas Pipeline	$407	$380	$409	$409	$1,605	$416	$407	$429	$1,252
Midstream Gas & Liquids	1,083	1,020	919	1,087	4,109	1,163	1,264	1,244	3,671
Intercompany eliminations	—	—	(1)	2	1	—	—	—	—

Total revenues	1,490	1,400	1,327	1,498	5,715	1,579	1,671	1,673	4,923

Segment costs and expenses:
Costs and operating expenses	1,033	1,002	923	1,026	3,984	1,105	1,163	1,169	3,437
Selling, general, and administrative expenses	62	70	70	79	281	73	74	69	216
Other (income) expense - net	(3)	(6)	(13)	7	(15)	(11)	(1)	4	(8)

Segment costs and expenses	1,092	1,066	980	1,112	4,250	1,167	1,236	1,242	3,645
General corporate expenses	35	28	30	32	125	30	27	29	86

Operating income:
Gas Pipeline	160	138	151	150	599	166	138	153	457
Midstream Gas & Liquids	238	196	196	236	866	246	297	278	821
General corporate expenses	(35)	(28)	(30)	(32)	(125)	(30)	(27)	(29)	(86)

Total operating income	363	306	317	354	1,340	382	408	402	1,192

Equity earnings	26	27	24	32	109	25	36	40	101
Interest accrued	(81)	(102)	(103)	(107)	(393)	(108)	(107)	(105)	(320)
Interest capitalized	12	7	7	3	29	2	3	3	8
Interest income	3	—	—	1	4	1	—	—	1
Other income (expense) - net	(1)	2	9	4	14	5	(2)	2	5

Income before income taxes	322	240	254	287	1,103	307	338	342	987
Provision for income taxes	—	—	1	1	2	—	—	—	—

Net income	322	240	253	286	1,101	307	338	342	987
Less: Net income attributable to noncontrolling interests	6	5	5	—	16	—	—	—	—

Net income attributable to controlling interests	$316	$235	$248	$286	$1,085	$307	$338	$342	$987

Allocation of net income for calculation of earnings per common unit:
Net income attributable to controlling interests	$316	$235	$248	$286	$1,085	$307	$338	$342	$987
Allocation of net income to general partner and Class C units	284	65	85	73	517	71	74	79	224

Allocation of net income to common units	$32	$170	$163	$213	$568	$236	$264	$263	$763

Net income, per common unit	$0.61	$0.66	$0.63	$0.76	$2.66	$0.81	$0.91	$0.91	$2.63
Weighted-average number of common units outstanding (thousands)	52,777	255,777	260,508	282,058	213,539	289,845	290,213	290,477	290,181
Cash distributions per common unit	$0.6575	$0.6725	$0.6875	$0.7025	$2.7200	$0.7175	$0.7325	$0.7475	$2.1975

Gas Pipeline

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Northwest Pipeline	$106	$103	$103	$110	$422	$110	$106	$107	$323
Transcontinental Gas Pipe Line	300	278	305	299	1,182	305	301	322	928
Other	1	(1)	1	—	1	1	—	—	1

Total revenues	407	380	409	409	1,605	416	407	429	1,252

Segment costs and expenses:
Costs and operating expenses	212	199	216	212	839	219	225	237	681
Selling, general and administrative expenses	33	39	37	42	151	41	40	35	116
Other (income) expense - net	2	4	5	5	16	(10)	4	4	(2)

Total segment costs and expenses	247	242	258	259	1,006	250	269	276	795

Equity earnings	9	10	10	9	38	9	14	17	40

Reported segment profit:
Northwest Pipeline	54	50	53	55	212	56	51	50	157
Transcontinental Gas Pipe Line	108	91	100	95	394	111	89	102	302
Other	7	7	8	9	31	8	12	18	38

Total reported segment profit	169	148	161	159	637	175	152	170	497

Adjustments:
Northwest Pipeline	—	(1)	—	—	(1)	—	—	—	—
Transcontinental Gas Pipe Line	(5)	(4)	—	5	(4)	—	3	6	9

Total adjustments	(5)	(5)	—	5	(5)	—	3	6	9

Adjusted segment profit:
Northwest Pipeline	54	49	53	55	211	56	51	50	157
Transcontinental Gas Pipe Line	103	87	100	100	390	111	92	108	311
Other	7	7	8	9	31	8	12	18	38

Total adjusted segment profit	$164	$143	$161	$164	$632	$175	$155	$176	$506

Operating statistics (Tbtu)

Northwest Pipeline
Throughput	179.4	156.5	152.7	183.8	672.4	176.8	142.3	132.6	451.7
Avg. daily transportation volumes	2.0	1.7	1.7	2.0	1.8	2.0	1.6	1.4	1.7
Avg. daily firm reserved capacity	2.8	2.8	2.8	2.8	2.8	2.9	2.9	2.9	2.9

Transcontinental Gas Pipe Line
Throughput	586.1	459.6	517.1	593.5	2,156.3	652.2	535.2	583.9	1,771.3
Avg. daily transportation volumes	6.5	5.1	5.6	6.5	5.9	7.2	5.9	6.3	6.5
Avg. daily firm reserved capacity	7.0	6.9	7.1	7.6	7.2	7.7	7.8	8.0	7.8

Midstream Gas & Liquids

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Revenues:
Gathering & processing	$149	$152	$155	$163	$619	$163	$172	$182	$517
NGL sales from gas processing	338	272	229	298	1,137	306	360	331	997
Production handling and transportation	29	26	26	26	107	25	26	32	83
Marketing sales	999	897	796	1,025	3,717	1,122	1,233	1,201	3,556
Other revenues	43	42	38	40	163	42	47	45	134

	1,558	1,389	1,244	1,552	5,743	1,658	1,838	1,791	5,287
Intrasegment eliminations	(475)	(369)	(325)	(465)	(1,634)	(495)	(574)	(547)	(1,616)

Total revenues	1,083	1,020	919	1,087	4,109	1,163	1,264	1,244	3,671

Segment costs and expenses:
NGL cost of goods sold	145	106	93	98	442	99	107	97	303
Marketing cost of goods sold	997	902	792	1,006	3,697	1,109	1,221	1,193	3,523
Other cost of goods sold	10	7	7	6	30	7	9	5	21
Operating costs	144	157	141	166	608	166	176	181	523
Other
Selling, general, and administrative expenses	29	31	32	38	130	32	34	33	99
Other (income) expense - net	(5)	(10)	(17)	2	(30)	(1)	(6)	4	(3)
Intrasegment eliminations	(475)	(369)	(325)	(465)	(1,634)	(495)	(574)	(547)	(1,616)

Total segment costs and expenses	845	824	723	851	3,243	917	967	966	2,850

Equity earnings	17	17	14	23	71	16	22	23	61

Reported segment profit	255	213	210	259	937	262	319	301	882
Adjustments	—	(11)	(19)	3	(27)	—	—	—	—

Adjusted segment profit	$255	$202	$191	$262	$910	$262	$319	$301	$882

Operating statistics
Gathering and Processing
Gathering volumes (TBtu)	312	312	317	321	1,262	321	337	345	1,003
Plant inlet natural gas volumes (Tbtu)**	403	395	389	412	1,599	387	398	401	1,186
NGL equity sales (million gallons) *	332	302	271	317	1,222	289	308	274	871
NGL margin ($/gallon)	$0.58	$0.55	$0.50	$0.63	$0.57	$0.71	$0.83	$0.85	$0.80
NGL production (million gallons) * **	687	671	636	739	2,733	683	729	693	2,105

Discovery Producer Services LLC (equity investment) - 100%
NGL equity sales (million gallons)	30	28	23	24	105	20	19	21	60
NGL production (million gallons)	89	84	81	91	345	83	80	76	239

Laurel Mountain Midstream, LLC (equity investment) - 100%
Gathering volumes (Tbtu)	9	10	11	12	42	12	13	12	37

Overland Pass Pipeline Company LLC (equity investment) - 100%
NGL Transportation volumes (Mbbls)	10,456	11,643	9,856	11,362	43,317	10,483	11,836	12,132	34,451

*	Excludes volumes associated with partially owned assets that are not consolidated for financial reporting purposes.
**	Amounts have been recast to reflect the November 2010 Piceance acquisition.

Capital Expenditures and Investments

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Capital expenditures:

Gas Pipeline:
Northwest Pipeline	$10	$24	$51	$35	$120	$14	$22	$36	$72
Transcontinental Gas Pipe Line	56	83	98	145	382	84	77	107	268

Total	66	107	149	180	502	98	99	143	340

Midstream Gas & Liquids	54	114	97	70	335	58	54	146	258

Total*	$120	$221	$246	$250	$837	$156	$153	$289	$598

Purchase of businesses:

Gas Pipeline	$—	$—	$—	$—	$—	$—	$—	$—	$—
Midstream Gas & Liquids	—	—	—	608	608	—	—	31	31

Total	$—	$—	$—	$608	$608	$—	$—	$31	$31

Purchase of investments:

Gas Pipeline**	$1	$—	$1	$3	$5	$8	$179	$2	$189
Midstream Gas & Liquids	8	6	434	23	471	28	60	37	125

Total	$9	$6	$435	$26	$476	$36	$239	$39	$314

Summary:

Gas Pipeline	$67	$107	$150	$183	$507	$106	$278	$145	$529
Midstream Gas & Liquids	62	120	531	701	1,414	86	114	214	414

Total	$129	$227	$681	$884	$1,921	$192	$392	$359	$943

Cumulative summary:

Gas Pipeline	$67	$174	$324	$507	$507	$106	$384	$529	$529
Midstream Gas & Liquids	62	182	713	1,414	1,414	86	200	414	414

Total	$129	$356	$1,037	$1,921	$1,921	$192	$584	$943	$943

Capital expenditures incurred and purchase of investments:
Increases to property, plant, and equipment	$103	$181	$235	$240	$759	$142	$160	$246	$548
Purchase of businesses	—	—	—	608	608	—	—	31	31
Purchase of investments	9	6	435	26	476	36	239	39	314

Total	$112	$187	$670	$874	$1,843	$178	$399	$316	$893

*Increases to property, plant, and equipment	$103	$181	$235	$240	$759	$142	$160	$246	$548
Changes in related accounts payable and accrued liabilities	17	40	11	10	78	14	(7)	43	50

Capital expenditures	$120	$221	$246	$250	$837	$156	$153	$289	$598

**	The second quarter of 2011 includes the acquisition of a 24.5 percent interest in Gulfstream Natural Gas System, L.L.C. from a subsidiary of Williams.

Depreciation and Amortization

(UNAUDITED)

	2010					2011
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	Year
Depreciation and amortization:
Gas Pipeline:
Northwest Pipeline	$22	$22	$22	$22	$88	$23	$22	$23	$68
Transcontinental Gas Pipe Line	63	62	62	65	252	64	67	65	196

Total	85	84	84	87	340	87	89	88	264
Midstream Gas & Liquids	55	56	56	61	228	63	65	67	195

Total	$140	$140	$140	$148	$568	$150	$154	$155	$459